UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0077155
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

73 High Street
Buffalo, New York 14203
(Address, including zip code, of Registrant’s principal executive offices)

Cleveland BioLabs, Inc. Equity Incentive Plan
(Full Title of the Plan)

Dr. Michael Fonstein
Chief Executive Officer & President
Cleveland BioLabs, Inc.
73 High Street
Buffalo, New York 14203
(716) 849-6810
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act.

Large accelerated filer ☐                                                                                     Accelerated filer ☐
Non-accelerated filer ☐                                                                                     Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, par value $0.005 per share	3,000,000	$3.04	$9,120,000	$650.26

(1)
Represents additional shares of common stock reserved for issuance under the Cleveland BioLabs, Inc. Equity Incentive Plan, pursuant to the First Amendment to the Cleveland BioLabs, Inc. Equity Incentive Plan effective June 8, 2010.

(2)
This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
Computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The offering price of $3.04 represents the average of the high and low prices, as reported on the Nasdaq Capital Market, for Cleveland BioLabs, Inc.’s common stock on June 8, 2010.

INTRODUCTION

This Registration Statement on Form S-8 (the “Registration Statement”) registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the Cleveland BioLabs, Inc. Equity Incentive Plan is effective. In accordance with General Instruction E to Form S-8, Cleveland BioLabs, Inc. (the “Registrant”) incorporates by reference the contents of the Registrant's registration statement on Form S-8, File No. 333-140687, filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2007 and the Registrant's registration statement on Form S-8, File No. 333-150542, filed with the Commission on April 30, 2008.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index, which is incorporated herein by reference.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933 (the “Securities Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on June 9, 2010.

CLEVELAND BIOLABS, INC.

By	/s/ Michael Fonstein
Name: Michael Fonstein Title: Chief Executive Officer & President

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Cleveland BioLabs, Inc., a Delaware corporation, hereby constitutes and appoints Michael Fonstein and John A. Marhofer, Jr., and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Fonstein	Chief Executive Officer, President, and Director	June 9, 2010
Michael Fonstein	(Principal Executive Officer)

/s/ John A. Marhofer, Jr.	Chief Financial Officer	June 9, 2010
John A. Marhofer, Jr.	(Principal Financial and Accounting Officer)

/s/ James J. Antal	Director	June 9, 2010
James J. Antal

/s/ Paul E. DiCorleto	Director	June 9, 2010
Paul E. DiCorleto

/s/ Andrei Gudkov	Chief Scientific Officer and Director	June 9, 2010
Andrei Gudkov

/s/ Bernard L. Kasten	Director, Chairman of the Board	June 9, 2010
Bernard L. Kasten

/s/ Yakov Kogan	Chief Operating Officer, Secretary and Director	June 9, 2010
Yakov Kogan

/s/ H. Daniel Perez	Director	June 9, 2010
H. Daniel Perez

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Amendment to Cleveland BioLabs, Inc. Equity Incentive Plan*

5.1	Opinion of Katten Muchin Rosenman LLP

23.1	Consent of Meaden & Moore, Ltd.

23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature pages hereto)

*Incorporated by reference to Form 8-K as filed on June 9, 2010.